Exhibit 99.1

Hologic Announces Financial Results for Second Quarter of Fiscal 2024

– Revenue of $1,017.8 Million, GAAP Diluted EPS of $0.72, and Non-GAAP Diluted EPS of $1.03;
Revenue and Non-GAAP Diluted EPS Exceeded Guidance –

– Total Company Organic Revenue Growth Excluding COVID-19 of 4.9% in Constant Currency;
Against a 21.9% Prior Year Period Comparable –

– Company Raises Full-Year Revenue Midpoint in Constant Currency and Raises EPS Guidance on Strong Margins –

MARLBOROUGH, Mass. (May 2, 2024) – Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal second quarter ended March 30, 2024.

“At Hologic we continue to deliver, exceeding the high-end of our guidance for both the top and bottom-line, highlighting our durable growth even as we faced incredibly high prior year comps,” said Stephen P. MacMillan, the Company’s Chairman, President and Chief Executive Officer. “Our Diagnostics (ex-COVID) and Surgical franchises both delivered high single-digit growth, and our Breast Health division remains on track to deliver more gantries this year than the prior year. We are excited to build on our momentum as we look ahead to the second half of fiscal 2024.”

Recent Highlights
•	Revenue of $1,017.8 million decreased (0.8%) for the quarter, or (0.9%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period, as expected.
•	Excluding COVID-19 revenues, total organic revenue grew 5.0%, or 4.9% on a constant currency basis.
•	Diagnostics revenue decreased (3.1%), or (3.2%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period.
•	Excluding COVID-19 revenues, Diagnostics revenue grew 9.8% on an organic, constant currency basis.
•	Molecular Diagnostics revenue declined (5.7%), or (5.8%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period.
•	Excluding COVID-19 revenues, Molecular Diagnostics revenue grew 10.7% on an organic, constant currency basis.
•	Breast Health revenue decreased (0.2%), or (0.3%) in constant currency, primarily driven by the SSI divestiture and partially offset by capital sales.
•	Excluding SSI, Breast Health revenue increased 1.1%, or 1.0% in constant currency.
•	Surgical revenue grew 7.7%, or 7.4% in constant currency, primarily driven by strong results from MyoSure and Fluent Fluid Management.
•	Cash flow from operations remained strong in the second quarter at $292.4 million.
•
On April 29, the Company announced its agreement to acquire Endomagnetics Ltd, a provider of breast cancer surgery technologies, for approximately $310 million, as the Company seeks to expand and diversify its interventional breast business.

Key financial results for the fiscal second quarter shown in the table below:

	GAAP			Non-GAAP
	Q2’24	Q2’23	Change Increase (Decrease)	Q2’24	Q2’23	Change Increase (Decrease)
Revenues	1,017.8	1,026.5	(0.8%)	1,017.8	1,026.5	(0.8%)
Gross Margin	53.3%	57.1%	(380 bps)	60.7%	62.1%	(140 bps)
Operating Expenses	331.9	313.7	5.8%	307.6	317.0	(3.0%)
Operating Margin	20.7%	26.5%	(580 bps)	30.4%	31.3%	(90 bps)
Net Margin	16.7%	21.3%	(460 bps)	24.0%	25.9%	(190 bps)
Diluted EPS	$0.72	$0.87	(17.2%)	$1.03	$1.06	(2.8%)

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Our fiscal second quarter organic revenue results exclude the divested Blood Screening and SSI ultrasound imaging businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail

			Increase/(Decrease)
$ in millions	Q2’24	Q2’23	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and Perinatal	$120.5	$111.9	7.7%	7.9%	2.4%	16.0%	16.5%
Molecular Diagnostics	$322.7	$342.2	(5.7%)	(5.8%)	(2.9%)	(15.0%)	(15.4%)
Blood Screening	$6.9	$10.6	(34.9%)	(34.9%)	(34.9%)	N/A	N/A
Total Diagnostics	$450.1	$464.7	(3.1%)	(3.2%)	(2.8%)	(4.1%)	(4.2%)
Organic Diagnostics ex. COVID-19	$390.0	$355.0	9.9%	9.8%	11.1%	6.6%	6.5%

Breast Health
Breast Imaging	$306.7	$311.5	(1.5%)	(1.6%)	0.6%	(8.0%)	(8.3%)
Interventional Breast Solutions	$77.9	$73.9	5.4%	5.5%	1.1%	24.5%	24.5%
Total Breast Health	$384.6	$385.4	(0.2%)	(0.3%)	0.7%	(3.0%)	(3.3%)

GYN Surgical	$156.0	$144.8	7.7%	7.4%	1.7%	29.5%	28.1%

Skeletal Health	$27.1	$31.6	(14.2%)	(14.3%)	(19.3%)	(6.5%)	(6.5%)

Total	$1,017.8	$1,026.5	(0.8%)	(0.9%)	(1.2%)	0.3%	(0.1%)
Organic Revenue (definition above)	$1,009.8	$1,009.8	0.0%	(0.1%)	(0.5%)	1.6%	1.2%
Organic Revenue ex. COVID-19	$956.6	$910.8	5.0%	4.9%	4.5%	6.7%	6.3%

Other Financial Highlights

•	U.S. revenue of $759.4 million decreased (1.2%). International revenue of $258.4 million increased 0.3%, but decreased (0.1%) in constant currency.
•
GAAP gross margin of 53.3% decreased (380) basis points primarily due to the decline in COVID-19 assay sales compared to the prior year period. Non-GAAP gross margin of 60.7% decreased (140) basis points, also primarily due to the decline in COVID-19 assay sales compared to the prior year period.

•
GAAP operating margin of 20.7% decreased (580) basis points primarily due to the decline in COVID-19 assay sales compared to the prior year period. Non-GAAP operating margin of 30.4% decreased (90) basis points, also primarily due to lower COVID-19 assay revenue.

•
GAAP net income of $169.9 million decreased (22.2%) and Non-GAAP net income of $244.1 million decreased (8.1%). Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $335.6 million, a decrease of (2.8%).

•
COVID-19 revenues, which consist of COVID-19 assay revenue of $23.3 million, and other COVID-19 related revenue plus revenue from discontinued products of $29.9 million, decreased (46.3%) in constant currency.

•
Total principal debt outstanding at the end of the second quarter was $2.57 billion. The Company ended the quarter with cash and equivalents of $2.2 billion, and a net leverage ratio (net debt over EBITDA) of 0.4 times. The Company’s adjusted net leverage ratio in the second quarter was 0.3 times.

•	On a trailing 12-month basis, Return on Invested Capital (ROIC) was 8.4%. Adjusted ROIC was 13.4%, a decrease of (100) basis points compared to the prior year period.

Financial Guidance for the Third Quarter and Full-Year Fiscal 2024

“Hologic delivered another strong financial performance in our fiscal second quarter of 2024, including strong cash flow and sequential improvement in our Non-GAAP operating margin,” said Karleen Oberton, Hologic’s Chief Financial Officer. “With a strong first half of fiscal 2024, we enter the second half of the year in a position of strength and confidence to deliver on our financial commitments for the year.”

Hologic’s financial guidance for the second quarter and full year 2024 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 19.75%, and diluted shares outstanding of approximately 238 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2024 as in fiscal 2023. Organic revenue guidance for fiscal 2024 is in constant currency and excludes the divested Blood Screening and SSI ultrasound imaging businesses. Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition. In fiscal 2024, all prior transactions are included in Hologic’s organic revenue base. Organic revenue excluding COVID-19 is in constant currency and is organic revenue excluding COVID-19 assay revenue, COVID-19 related revenue, and discontinued product sales in Diagnostics.

	Current Guidance*				Previous Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic excluding COVID-19 % Increase	Guidance $
Fiscal 2024
Revenue	$4,000 - $4,050	(0.8%) to 0.5%	(0.8%) to 0.4%	5.1% to 6.5%	$3,990-$4,065
GAAP EPS	$3.45 - $3.55	88.5% to 94.0%			$3.52-$3.67
Non-GAAP EPS	$4.02 - $4.12	1.5% to 4.0%			$3.97-$4.12

Q3 2024
Revenue	$992.5 - $1,007.5	0.8% to 2.4%	1.2% to 2.7%	4.0% to 5.6%
GAAP EPS	$0.80 - $0.87	600.0% to 643.8%
Non-GAAP EPS	$0.98 - $1.05	5.4% to 12.9%

*Fiscal 2024 has four fewer selling days compared to fiscal 2023.  Factored into our guidance, we estimate the impact of the four fewer selling days to be a headwind of more than 100 bps for the full year.  Previously provided fiscal year revenue guidance midpoint of $4,027.5 million ($4,015.5 million in constant currency), compared to current revenue guidance midpoint of $4,025 million ($4,022 million in constant currency).

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID-19, non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; adjusted EBITDA; adjusted net leverage ratio and adjusted ROIC. Organic revenue for the fiscal second quarter of 2024 excludes the divested Blood Screening and SSI ultrasound imaging businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 revenues is organic revenue less COVID-19 assay revenue, COVID-19 related sales of instruments, collection kits and ancillaries, COVID-19 related revenue from Diagenode and Mobidiag, as well as COVID-19 related license revenue, and revenues from discontinued products in Diagnostics. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment and the loss to record assets held-for-sale to fair value less costs to sell; (iii) adjustments to record contingent consideration at fair value; (iv) charges to write-off inventory for a product line discontinuance; (v) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services); (vi) transaction related expenses for acquisitions; (vii) third-party expenses incurred related to the implementation of the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge operating results for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest income/expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines its adjusted net leverage ratio as the principal amount of its debt net of cash and cash equivalents, divided by its adjusted EBITDA for the last four quarters. The Company defines its adjusted ROIC as its non- GAAP operating income tax effected by its non-GAAP effective tax rate divided by the sum of its average net debt and stockholders’ equity, which is adjusted to exclude the effects of goodwill and intangible assets and equipment impairment charges.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2024. Interested participants may listen to the call by dialing 888-256-1007 (in the U.S. and Canada) or +1 773-305-6853 (for international callers) and referencing access code 7680382. Participants may also click to join. Participants should dial in 5-10 minutes before the call begins. The Company will also provide a live and replay webcast of the call at hologic.com/investors. The replay of the call will be available approximately two hours after the call ends through Friday, May 24, 2024.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include, without limitation: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, rising interest rates and availability of capital markets, geopolitical conflicts, wars, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and suppliers and on the Company’s business, financial condition, results of operations and cash flows and the Company’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulation and tariffs, that may adversely impact the cost and sale of the Company’s products in certain countries, or increase the costs the Company may incur to purchase materials, parts and equipment from its suppliers; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions the Company may complete in the future; the development of new competitive technologies and products and competition; the Company’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; continued demand for the Company’s COVID-19 assays; potential cybersecurity threats and targeted computer crime; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the possibility of interruptions or delays at the Company’s manufacturing facilities, or the failure to secure alternative suppliers if any of the Company’s sole source third-party manufacturers fail to supply the Company; the ability to consolidate certain of the Company’s manufacturing and other operations on a timely basis and within budget, without disrupting its business and to achieve anticipated cost synergies related to such actions; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the ability to obtain and maintain regulatory approvals and clearances for the Company’s products, including the implementation of the European Union Medical Device Regulations and In Vitro Diagnostic Regulation requirements, and to maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; the effect of any future public health crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; cost and expenses of investigative and legal proceedings and compliance risks; potential negative impacts resulting from climate change or other environmental, social and governance and sustainability related matters; and technical innovations that could render products marketed or under development by the Company obsolete.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contacts:
Ryan Simon
Vice President, Investor Relations
Ryan.Simon@hologic.com
(858) 410-8514

Ryan McDowell
Director, Investor Relations
Ryan.McDowell@hologic.com
(508) 263-8891

SOURCE: Hologic, Inc.

 HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Revenues:
Product	$828.0	$837.4	$1,656.0	$1,723.8
Service and other	189.8	189.1	374.9	376.9
Total revenues	1,017.8	1,026.5	2,030.9	2,100.7
Cost of revenues:
Product	308.6	292.1	615.7	588.3
Amortization of acquired intangible assets	44.9	52.1	90.5	107.7
Impairment of intangible asset	25.9	—	25.9	—
Service and other	96.1	96.5	189.0	201.0
Gross profit	542.3	585.8	1,109.8	1,203.7
Operating expenses:
Research and development	74.6	74.0	141.4	148.8
Selling and marketing	144.2	142.4	293.1	305.9
General and administrative	100.4	100.8	212.2	209.3
Amortization of acquired intangible assets	5.7	7.1	19.0	14.7
Impairment of intangible assets	0.9	—	5.2	—
Contingent consideration - fair value adjustment	—	(12.4)	1.7	(12.4)
Restructuring charges	6.1	1.8	28.6	2.9
Total operating expenses	331.9	313.7	701.2	669.2
Income from operations	210.4	272.1	408.6	534.5
Interest income	24.0	31.5	51.9	52.1
Interest expense	(32.3)	(27.2)	(58.3)	(55.3)
Other income (expense), net	9.4	2.9	0.6	(12.9)
Income before income taxes	211.5	279.3	402.8	518.4
Provision (benefit) for income taxes	41.6	60.8	(13.6)	112.5
Net income	$169.9	$218.5	$416.4	$405.9
Net income per common share:
Basic	$0.72	$0.88	$1.76	$1.64
Diluted	$0.72	$0.87	$1.74	$1.63
Weighted average number of shares outstanding:
Basic	235,890	247,730	237,258	247,524
Diluted	237,562	249,793	238,888	249,537

 HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(In millions)

	March 30, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,180.0	$2,722.5
Accounts receivable, net	647.1	625.6
Inventory	649.2	617.6
Other current assets	312.4	206.9
Assets held-for-sale - current assets	—	11.9
Total current assets	3,788.7	4,184.5
Property, plant and equipment, net	524.8	517.0
Goodwill and intangible assets	4,044.3	4,169.9
Other assets	356.6	267.9
Total assets	$8,714.4	$9,139.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$37.4	$287.0
Accounts payable and accrued liabilities	709.2	712.9
Deferred revenue	208.0	199.2
Assets held-for-sale - current liabilities	—	8.2
Total current liabilities	954.6	1,207.3
Long-term debt, net of current portion	2,514.1	2,531.2
Deferred income taxes	18.4	20.2
Other long-term liabilities	382.9	363.7
Total stockholders' equity	4,844.4	5,016.9
Total liabilities and stockholders’ equity	$8,714.4	$9,139.3

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

Six Months Ended
	March 30, 2024	April 1, 2023
OPERATING ACTIVITIES
Net income	$416.4	$405.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	52.6	44.3
Amortization of acquired intangible assets	109.5	122.4
Stock-based compensation expense	54.5	43.7
Deferred income taxes	(46.8)	(61.6)
Intangible asset impairment charges	31.1	—
Contingent consideration fair value adjustments	1.7	(12.4)
Other adjustments and non-cash items	23.0	29.6
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(20.1)	(81.8)
Inventory	(30.4)	(56.1)
Prepaid income taxes	(115.3)	8.3
Prepaid expenses and other assets	(12.5)	10.5
Accounts payable	26.7	(13.2)
Accrued expenses and other liabilities	13.3	(22.4)
Deferred revenue	8.7	42.5
Net cash provided by operating activities	512.4	459.7
INVESTING ACTIVITIES
Sale of business, net of cash disposed	(31.3)	—
Capital expenditures	(35.5)	(34.5)
Proceeds from the Department of Defense	—	20.5
Increase in equipment under customer usage agreements	(30.5)	(26.7)
Strategic investments	(39.5)	(10.0)
Other activity	(5.9)	(6.7)
Net cash used in investing activities	(142.7)	(57.4)
FINANCING ACTIVITIES
Repayment of long-term debt	(268.8)	(7.5)
Payment of contingent consideration	(2.6)	(7.6)
Payment of deferred acquisition consideration	—	(0.8)
Repurchases of common stock	(676.8)	(150.0)
Proceeds from issuance of common stock pursuant to employee stock plans	18.4	28.4
Payment of minimum tax withholdings on net share settlements of equity awards	(16.3)	(23.2)
Payments under finance lease obligations	(1.9)	(2.3)
Net cash used in financing activities	(948.0)	(163.0)
Effect of exchange rate changes on cash and cash equivalents	2.6	3.4
Net (decrease) increase in cash and cash equivalents	(575.7)	242.7
Cash and cash equivalents, beginning of period*	2,755.7	2,339.5
Cash and cash equivalents, end of period	$2,180.0	$2,582.2

*Includes $33.2 million of cash recorded in assets held-for-sale - current assets as of September 30, 2023.

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Unaudited)
(In millions, except earnings per share)

Reconciliation of GAAP Revenue to Organic Revenue

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Consolidated GAAP Revenue	$1,017.8	$1,026.5	$2,030.9	$2,100.7
Less: Blood Screening revenue	(6.9)	(10.6)	(14.9)	(17.9)
Less: SSI revenue	(1.1)	(6.1)	(1.8)	(10.6)
Organic Revenue	$1,009.8	$1,009.8	$2,014.2	$2,072.2
Less: COVID-19 Assays	(23.3)	(71.2)	(50.1)	(198.1)
Less: COVID-19 Related Revenue*	(29.9)	(26.4)	(54.4)	(62.8)
Less: Discontinued Product Revenue	—	(1.4)	(0.4)	(2.5)
Organic Revenue excluding COVID-19	$956.6	$910.8	$1,909.3	$1,808.8

*Revenues estimated to be related to COVID assay sales for instruments, collection kits and ancillaries.

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023

Gross Profit:
GAAP gross profit	$542.3	$585.8	$1,109.8	1,203.7
Adjustments:
Amortization of acquired intangible assets (1)	44.9	52.1	90.5	107.7
Impairment of intangible asset (14)	25.9	—	25.9	—
Product line discontinuance (13)	4.4	—	7.1	—
Non-GAAP gross profit	$617.5	$637.9	$1,233.3	$1,311.4

Gross Margin Percentage:
GAAP gross margin percentage	53.3%	57.1%	54.6%	57.3%
Impact of adjustments above	7.4%	5.0%	6.1%	5.1%
Non-GAAP gross margin percentage	60.7%	62.1%	60.7%	62.4%

Operating Expenses:
GAAP operating expenses	$331.9	$313.7	$701.2	$669.2
Adjustments:
Amortization of acquired intangible assets (1)	(5.7)	(7.1)	(19.0)	(14.7)
Impairment of intangible assets (14)	(0.9)	—	(5.2)	—
Transaction expenses (4)	(1.6)	(0.3)	(1.8)	(0.3)
Contingent consideration adjustments (7)	—	12.4	(1.7)	12.4
Integration/consolidation costs (3)	—	(0.2)	—	(0.5)
Purchased research and development asset charge (16)	(10.0)	—	(10.0)	—
MDR expenses (2)	—	(0.3)	—	(1.1)
Legal related settlements (11)	—	(0.8)	—	(2.3)
Restructuring charges (3)	(6.1)	(1.8)	(28.6)	(2.9)
Non-income tax benefit/charge, net (5)	—	1.4	—	(3.4)
Non-GAAP operating expenses	$307.6	$317.0	$634.9	$656.4

Operating Margin:
GAAP income from operations	$210.4	$272.1	$408.6	$534.5
Adjustments to gross profit as detailed above	75.2	52.1	123.5	107.7
Adjustments to operating expenses as detailed above	24.3	(3.3)	66.3	12.8
Non-GAAP income from operations	$309.9	$320.9	$598.4	$655.0

Operating Margin Percentage:
GAAP income from operations margin percentage	20.7%	26.5%	20.1%	25.4%
Impact of adjustments above	9.7%	4.8%	9.4%	5.8%
Non-GAAP operating margin percentage	30.4%	31.3%	29.5%	31.2%

Pre-Tax Income:
GAAP pre-tax earnings	$211.5	$279.3	$402.8	$518.4
Adjustments to pre-tax earnings as detailed above	99.5	48.8	189.8	120.5
Debt extinguishment loss (6)	—	—	0.4	—
Unrealized (gains) losses on forward foreign currency contracts (8)	(6.8)	—	5.8	20.0
Non-GAAP pre-tax income	$304.2	$328.1	$598.8	$658.9

Net Income:
GAAP net income	$169.9	$218.5	$416.4	$405.9
Adjustments:
Amortization of acquired intangible assets (1)	50.6	59.2	109.5	122.4
Impairment of intangible asset (14)	26.8	—	31.1	—
Restructuring and integration/consolidation costs (3)	6.1	2.0	28.6	3.4
Purchased research and development asset charge (16)	10.0	—	10.0	—
Product line discontinuance (13)	4.4	—	7.1	—
MDR expenses (2)	—	0.3	—	1.1
Debt extinguishment loss (6)	—	—	0.4	—
Legal related settlements (11)	—	0.8	—	2.3
Transaction expenses (4)	1.6	0.3	1.8	0.3
Contingent consideration adjustments (7)	—	(12.4)	1.7	(12.4)
Unrealized (gains) losses on forward foreign currency contracts (8)	(6.8)	—	5.8	20.0
Non-income tax (benefit) charge, net (5)	—	(1.4)	—	3.4
Worthless stock deduction (15)	—	—	(107.2)	—
Income tax related items (9)	2.5	12.1	11.8	21.9
Income tax effect of reconciling items (12)	(21.0)	(13.7)	(36.5)	(34.6)
Non-GAAP net income	$244.1	$265.7	$480.5	$533.7

Net Income Percentage:
GAAP net income percentage	16.7%	21.3%	20.5%	19.3%
Impact of adjustments above	7.3%	4.6%	3.2%	6.1%
Non-GAAP net income percentage	24.0%	25.9%	23.7%	25.4%

Earnings per Share:
GAAP income per share - Diluted	$0.72	$0.87	$1.74	$1.63
Adjustment to net income (as detailed above)	0.31	0.19	0.27	0.51
Non-GAAP earnings per share – diluted (10)	$1.03	$1.06	$2.01	$2.14

Adjusted EBITDA:
Non-GAAP net income	$244.1	$265.7	$480.5	$533.7
Interest (income) expense, net	8.3	(4.3)	6.4	3.2
Provision for income taxes	60.2	62.4	118.3	125.2
Depreciation expense, not adjusted above	23.0	21.6	45.4	44.3
Adjusted EBITDA	$335.6	$345.4	$650.6	$706.4

Explanatory Notes to Reconciliations:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)
To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(3)
To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include severance, retention and transfer costs, as well as costs incurred to integrate acquisitions, including consulting, legal and tax fees. In addition, this category includes additional expenses, primarily accelerated depreciation and an impairment on a lease asset incurred in fiscal 2024 related to closing certain facilities in the Diagnostics business.

(4)	To reflect expenses with third parties related to acquisitions prior to when such transactions are completed. These expenses primarily comprise legal, consulting and due diligence fees.
(5)	To reflect the net impact of establishing a non-income tax loss contingency related to prior years and the settlement of a prior year non-income tax audit.
(6)	To reflect a debt extinguishment loss for the prepayment of debt under the Credit Agreement in first quarter of fiscal 2024.

(7)	To reflect an adjustment to the estimated contingent consideration liability related to the Acessa Health acquisition, which was payable upon meeting defined revenue growth metrics.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which have not been designated for hedge accounting.
(9)	To reflect the net impact of income tax reserves from the expiration of the statute of limitations, and non-recurring income tax charges and benefits.
(10)
Non-GAAP earnings per share was calculated based on 237,562 and 238,888 weighted average diluted shares outstanding for the three and six months ended March 30, 2024, respectively, and 249,793 and 249,537 for the three and six months ended April 1, 2023, respectively.

(11)	To reflect net charges and benefits from legal related settlements.
(12)
To reflect the tax effects of Non-GAAP reconciling items, excluding specific income tax related items separately stated in Note 9 and the worthless stock deduction in Note 15.  Amounts are calculated using the effective tax rate in the jurisdiction to which the adjustment relates.

(13)	To reflect the write-off of inventory and charges for non-cancellable purchase orders related to a product line discontinuance in the Diagnostics division.
(14)
To reflect an impairment charge for an in process research and development intangible asset acquired in the Mobidiag acquisition during the first quarter of fiscal 2024 and an impairment charge related to intangible assets from the Focal acquisition during the second quarter of fiscal 2024.

(15)	To reflect the discrete tax benefit related to a worthless stock deduction on the investment in one of the Company's international subsidiaries.
(16)	To reflect the purchase of an intangible asset to be used in a research and development project that has no future alternative use.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending June 29, 2024		Year Ending September 28, 2024
	Low	High	Low	High
GAAP Net Income Per Share	$0.80	$0.87	$3.45	$3.55
Amortization of acquired intangible assets	0.21	0.21	0.87	0.87
Impairment of Intangible asset	-	-	0.13	0.13
Restructuring, Integration and Other charges	0.01	0.01	0.23	0.23
Non-operating charges	-	-	0.03	0.03
Worthless stock deduction	-	-	(0.45)	(0.45)
Tax Impact of Exclusions and related items	(0.04)	(0.04)	(0.24)	(0.24)
Non-GAAP Net Income Per Share	$0.98	$1.05	$4.02	$4.12

	Trailing Twelve Months Ended March 30, 2024
Return on Invested Capital:	ROIC	Adjustments	Adjusted ROIC

Adjusted Net Operating Profit After Tax
Net Income	$466.6	$464.5	$931.1
Plus:
Provision for income taxes	94.0	141.3	235.3
Interest expense	114.0	—	114.0
Other income	(132.1)	2.4	(129.7)
Adjusted net operating profit before tax	$542.5	$608.2	$1,150.7
Effective tax rate (1)	16.8%	23.2%	20.2%
Adjusted net operating profit after tax	$451.6	$467.0	$918.6

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$2,687.7	$—	$2,687.7
Less: Average cash and cash equivalents	(2,381.1)	—	(2,381.1)
Average net debt	$306.6	$—	$306.6
Average stockholders' equity (3)	5,072.6	1,485.3	6,557.9
Average net debt plus average stockholders' equity	$5,379.2	$1,485.3	$6,864.5

Return on Invested Capital	8.4%		13.4%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended July 1, 2023 was 21.4%, the three months ended September 30, 2023 was 19.75%, the three months ended December 30, 2023 was 19.75% and the three months ended March 30, 2024 was 19.75%.

(2)  Calculated using the average of the balances as of March 30, 2024 and April 1, 2023.

(3)  For Adjusted ROIC, stockholder's equity is adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, the impairment of intangible assets and equipment of $30.2 million in fiscal 2020, the impairment of intangible assets of $45.1 million in fiscal 2022, the impairment of intangible assets and equipment of $223.8 million in fiscal 2023 and the impairment of an intangible asset of $4.3 million in the first quarter of fiscal 2024 and $26.8 million in the second quarter of fiscal 2024. The impact of the intangible asset impairment charges is reflected net of tax.

	As of March 30, 2024
	Net Leverage Ratio:	Adjusted Net Leverage Ratio
Total principal debt	$2,566.3	$2,566.3
Total cash and cash equivalents	(2,180.0)	(2,180.0)
Net principal debt	$386.3	$386.3
EBITDA for the last four quarters	$872.8	$1,250.7
Net Leverage Ratio	0.4	0.3

Other Supplemental Information:	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023

Geographic Revenues
U.S.	74.6%	74.9%	74.5%	75.8%
Europe	13.5%	14.8%	13.8%	14.2%
Asia-Pacific	6.3%	6.4%	6.3%	6.1%
All Others	5.6%	3.9%	5.4%	3.9%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts:

Ryan Simon
Vice President, Investor Relations and
Corporate Communications
Ryan.Simon@hologic.com

(858) 410-8514

Ryan McDowell
Director, Investor Relations
Ryan.McDowell@hologic.com
(508) 263-8891